Exhibit 99.1

BioSpecifics Technologies Corp. Announces New Data on
XIAFLEX®for Peyronie’s Disease Presented at SMSNA
Scientific Meeting

LYNBROOK, NY – November 21, 2014 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products marketed as XIAFLEX® (collagenase clostridium histolyticum or CCH) in the U.S. and XIAPEX® in the EU, today announced new data on XIAFLEX for the treatment of Peyronie’s disease from the Phase 2 and the pivotal Phase 3 IMPRESS (The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies) trials, presented by BioSpecifics’ licensee, Auxilium Pharmaceuticals, Inc. (Auxilium) at the 20th Annual Fall Scientific Meeting of the Sexual Medicine Society of North America (SMSNA) held in Miami, FL from November 20-23, 2014.

“The clinical data presented today further demonstrate the crucial therapeutic benefits that XIAFLEX can offer to Peyronie’s disease patients. These data show improvement in objective measurements related to penile curvature deformity. In addition, the data also show effectiveness in other clinical measurements including patient bother, quality of life and the impact on patients’ sexual partners,” stated Thomas L. Wegman, President of BioSpecifics. “While we have previously discussed the severe stress that Peyronie’s disease may cause on a relationship or to the partner of the patient, we are pleased to be able to present data related to our minimally-invasive treatment, that we believe can improve associated bother and quality of life measures of the patient as well as those of their sexual partners.”

XIAFLEX is the first and only FDA-approved biologic therapy indicated for the treatment of Peyronie’s disease in men with a palpable plaque and a penile curvature deformity of 30 degrees or greater at the start of therapy.

New data were presented at SMSNA assessing the impact on female sexual partners of men treated for Peyronie’s disease, suggesting that female bother by their partners’ symptoms improved after their partners’ treatment with XIAFLEX. To assess female bother, female sexual partners completed the Female Sexual Function Index (FSFI) and the Peyronie’s disease Questionnaire (PDQ), a 12-item, investigational questionnaire adapted from the men’s PDQ.

  Improvement in female sexual function was observed as measured by all six domains (scales of desire, arousal, lubrication, orgasm satisfaction, and pain as well as the full scale total scores) of the FSFI score.
  The proportion of female sexual partners who reported sexual dysfunction decreased from 75 percent at baseline to 33.3 percent after partner treatment.

A post-hoc analysis of data from the IMPRESS studies suggests that improvements in Peyronie’s disease bother correlates with improvements in Peyronie’s disease penile curvature deformity, further reinforcing the previously demonstrated conclusion that Peyronie’s disease bother is a valid clinical assessment.

  Data presented showed that greater improvement in penile curvature deformity was associated with greater reduction in Peyronie’s disease symptom bother in XIAFLEX-treated patients.
  Analyses of data from the PDQ and the International Index of Erectile Function (IIEF) suggested several causal factors for Peyronie’s disease bother, including penile curvature deformity, perceived penile shortening and pain during intercourse and that Peyronie’s disease bother and pain during intercourse both appear to have a direct impact on erectile function.
  Data from the IMPRESS studies assessing patient quality of life also suggest that improvements in penile curvature deformity after treatment with XIAFLEX result in clinically meaningful improvements in symptoms. Seventy-five percent of men with Peyronie’s disease reported meaningful change in Peyronie’s disease symptoms and effects of Peyronie’s disease on their life following XIAFLEX treatment that resulted in a 25 percent or greater improvement in penile curvature deformity.

The post-hoc analysis of the IMPRESS studies in patients with Peyronie’s disease for 6-12 months also suggest that further study of XIAFLEX treatment in the early months of Peyronie’s disease should be considered.

  XIAFLEX demonstrated statistically significant mean percent improvement in penile curvature deformity compared to placebo within each Peyronie’s disease duration grouping (disease duration 6 to <12 months: p=0.08; disease duration ≥12 months: p=0.004).
  Between Peyronie’s disease duration groupings, there were no statistically significant differences in improvement of penile curvature deformity (mean percent improvement and mean degree improvement) or symptom bother improvement with XIAFLEX.
  An increased placebo effect was also observed in patients with Peyronie’s disease duration of 6 to <12 months.

IMPORTANT SAFETY INFORMATION

A full Prescribing Information and Medication Guide are available at www.XIAFLEX.com.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications to date. Injectable collagenase is approved for marketing as XIAFLEX® (collagenase clostridium histolyticum or CCH) in the U.S. for the treatment of adult Dupuytren's contracture patients with up to two palpable cords in the same palm and for Peyronie's disease in men with a palpable plaque and a curvature deformity of 30 degrees or greater at the start of therapy by BioSpecifics' partner, Auxilium Pharmaceuticals, Inc. (Auxilium). Auxilium has the following partnerships outside the U.S. for XIAFLEX in Dupuytren’s contracture and Peyronie’s disease; Swedish Orphan Biovitrum AB has marketing rights for XIAPEX® (the EU tradename for CCH) in 71 Eurasian and African countries, Actelion Pharmaceuticals Ltd. has rights in Canada, Australia, Mexico and Brazil, and Asahi Kasei Pharma Corporation in Japan. CCH is in clinical development for the treatment of several additional promising indications. Auxilium is managing studies of CCH for frozen shoulder syndrome in a Phase 2b study, and also for cellulite. BioSpecifics is currently managing the development of CCH for the treatment of human and canine lipomas. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, expected revenue growth, and the assumptions underlying or relating to such statements, are “forward-looking statements”. The forward-looking statements in this release include statements concerning, among other things, the impact of data from the Phase 2 and Phase 3 IMPRESS trials, the improvement in objective measurement related to penile curvature deformity, and the potential for improvements in bother, quality of life and sexual function for patients and partners. In some cases, these statements can be identified by forward-looking words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “likely,” “may,” “will,” “could,” “continue,” “project,” “predict,” “goal,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on our current expectations and our projections about future events and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including the timing of regulatory filings and action; the ability of Auxilium and its partners, Asahi Kasei Pharma Corporation, Actelion Pharmaceuticals Ltd. and Swedish Orphan Biovitrum AB, to achieve their objectives for XIAFLEX in their applicable territories; the market for XIAFLEX in, and timing, initiation and outcome of clinical trials for, additional indications including frozen shoulder, cellulite, human lipoma and canine lipoma and uterine fibroids, all of which will determine the amount of milestone, royalty, mark-up on cost of goods sold and sublicense income BioSpecifics may receive; the potential of CCH to be used in additional indications; the Auxilium acquisition by Endo International Plc; and other risk factors identified in BioSpecifics’ Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014,June 30, 2014 and September 30, 2014 and its Current Reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements included in this release are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this release and, except as may be required by law, we assume no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com